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                                                                   Exhibit 23(d)





             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM




UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geological Evaluation, dated February 10, 2006, for the Crawford Prospect Area, Pennsylvania; its Geological Evaluation, dated February 10, 2006, for the Fayette Prospect Area, Pennsylvania; and Geological Evaluation, dated February 10, 2006, for the Tennessee Prospect Area in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas America Public #15-2006(B) L.P., and to all references to UEDC as having prepared such report and as an expert concerning such report.



UEDC, Inc.



/s/ Robin Anthony          2/15/06
--------------------------------------------
Robin Anthony              February 15, 2006
Geologist                  Pittsburgh, Pennsylvania